EXHIBIT (g)(iv)

Consent.

CONSENT

I hereby consent to the use of my Report found on pages 6-98 to 6-99 of the Government of Queensland’s Consolidated Financial Statements for the Year Ended June 30, 2011, hereby filed as exhibit (c)(xii) to this Form 18-K/A to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 10, 2009 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Mr. Glenn Gordon Poole
Mr. Glenn Gordon Poole
Auditor-General

Date: November 9th, 2011